SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 30, 2005
ANCHOR GLASS CONTAINER CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-23359	59-3417812

(Commission File Number)	(I.R.S. Employer Identification No.)
One Anchor Plaza, 4343 Anchor Plaza Parkway, Tampa, Florida 33634-7513
(Address of Principal Executive Offices) (Zip Code)
(813) 884-0000
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Ex-99.1 December 30, 2005 Press Release

Item 8.01 Other Events
     On December 30, 2005, Anchor Glass Container Corporation (the “Registrant”) issued a press release, attached hereto as Exhibit 99.1, that announced it had filed with the United States Bankruptcy Court Middle District of Florida Tampa Division its proposed Plan of Reorganization and Disclosure Statement. The Registrant’s Plan of Reorganization will reduce the Registrant’s long term debt by $380 million. Assuming court approval of the plan, the Registrant expects to emerge from Chapter 11 in March 2006.
     The terms of the Registrant’s Plan of Reorganization call for a debt-for-equity swap that will give the Registrant’s Senior Secured Noteholders and other secured creditors 100 percent of the Registrant’s equity. The Registrant will exit chapter 11 as a privately held company with long-term debt of approximately $125 million. To ensure strong liquidity, the Registrant will also put in place a revolving credit facility of at least $50 million. Unsecured creditors will receive a cash distribution of approximately 7 percent of their claims. Current equity holders are proposed to receive an unspecified number of warrants having a de minimis value.
Item 9.01 Financial Statements and Exhibits
     (c)     Exhibits.
               The following exhibit is filed herewith:
               99.1     Press Release issued on December 30, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCHOR GLASS CONTAINER CORPORATION
/s/ Mark S. Burgess
Name:	Mark S. Burgess
Title:	Chief Executive Officer (Duly Authorized Officer)

Date: January 5, 2006